EXHIBIT 2

                          BLUM VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement"), dated as of July 16, 2002, is entered into by and among URS Corporation, a Delaware corporation ("Parent"), Blum Capital Partners, L.P., a California limited partnership ("Blum Capital"), Blum Strategic Partners, L.P. a Delaware limited partnership, BK Capital Partners IV, L.P., a California limited partnership, Stinson Capital Partners III, L.P., a Delaware limited partnership, Stinson Capital Partners II, L.P., a California limited partnership, Stinson Capital Partners, L.P., a California limited partnership and Stinson Capital Fund (Cayman), Ltd., a company incorporated under the laws of the Cayman Islands (collectively, "Blum Limited Partnerships" and together with Blum Capital, "Blum"). Capitalized terms used but not defined herein have the meanings specified for such terms in the Merger Agreement (defined below).

                                 RECITALS

     WHEREAS, on July 16, 2002, Parent, URS Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub 1"), URS-LSS Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub 2"), Carlyle-EG&G Holdings Corp., a Delaware corporation ("EG&G") and Lear Siegler Services,
Inc., a Delaware corporation ("Lear"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which EG&G will be merged with and into Merger Sub 1, and Lear will be merged with and into Merger Sub 2 (the "Merger"), with each of Merger Sub 1 and Merger Sub 2 as a surviving corporation;

     WHEREAS, subject to Parent obtaining the approval of its stockholders, shares of Parent's Series D Convertible Participating Preferred Stock, par value $.01 per share ("Bridge Preferred Stock"), will automatically convert into shares of Parent Common
Stock; and

     WHEREAS, in order to induce Parent to enter into the Merger Agreement, Parent has required that the Blum Limited Partnerships enter into this Agreement, upon the terms and subject to the conditions hereinafter set forth, with respect to the number of shares of Parent Common Stock owned by each respective Blum Limited Partnership, as set forth on Schedule I hereto and owned by the Blum Managed Accounts (defined below), as set forth on Schedule II hereto;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

                             ARTICLE 1

                      AGREEMENT TO VOTE SHARES

     Section 1.1     Agreement to Vote.

                    (a) Each of the Blum Limited Partnerships hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Parent, however called, and in any action by consent of the stockholders of Parent, such stockholder will vote or cause to be voted: (i) all of the shares of Parent Common Stock set forth opposite such stockholder's name on Schedule I hereto and (ii) any and all shares of Parent Common Stock acquired by such stockholder on or after the date hereof, subject to the termination of this Agreement pursuant to
Section 5.1 hereof, to approve the issuance of Parent Common
Stock upon conversion of the Bridge Preferred Stock.

                    (b) Blum Capital hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Parent, however called, and in any action by consent of the stockholders of Parent, it will vote or cause to be voted: (i) all of the shares of Parent Common Stock set forth opposite the name of the account for which it has investment and voting discretion set forth on Schedule II hereto (the "Blum Managed Accounts") and (ii) any and all shares of Parent Common Stock acquired by Blum on behalf of such Blum Managed Accounts on or after the date hereof, subject to the termination of this Agreement pursuant to Section 5.1 hereof, to approve the issuance of Parent Common Stock upon conversion of the Bridge Preferred Stock. Notwithstanding the foregoing, this Section 1.1(b) shall not require Blum to vote, or cause to be voted, with respect to any matter presented to the stockholders of Parent for a vote, any shares of Parent
Common Stock that Blum sells in accordance with Section 3.3 prior to the record date with respect to the vote on such matter.

     Section 1.2     Adjustment upon Changes in Capitalization.

     In the event of any change in the shares of Parent Common
Stock by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of Parent, the number and kind of shares of Parent Common Stock subject to this Agreement shall be appropriately adjusted.

                                ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES
            OF THE BLUM LIMITED PARTNERSHIPS AND BLUM CAPITAL

     Each of the Blum Limited Partnerships and Blum Capital hereby severally represents and warrants to Parent as follows:

     Section 2.1     Title to Parent Common Stock.

                   (a)     As of the date hereof, each Blum
Limited Partnership is the record and beneficial owner of the number of shares of Parent Common Stock set forth opposite such stockholder's name on Schedule I hereto, and such shares of Parent Common Stock are all of the Parent Common Stock owned, either of record or beneficially, by such Blum Limited Partnership. Such shares of Parent Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to Parent prior to the execution and delivery of this Agreement. Such Blum Limited Partnership has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such shares of Parent Common Stock.

                   (b)     As of the date hereof, Blum Capital
is the investment manager for the Blum Managed Accounts, and has sole investment and voting discretion with respect to the shares of Parent Common Stock held by the Blum Managed Accounts (subject to the right of the beneficial owners of the Blum Managed Accounts to terminate the management agreements relating thereto). The Blum Managed Accounts are the record and beneficial owner of the number of shares of Parent Common stock set forth opposite such Blum Managed Account's name on
Schedule II hereto, and such shares of Parent Common Stock are all of the Parent Common Stock owned, either of record or beneficially, by such Blum Managed Account. Such shares of Parent Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to Parent prior to the execution and delivery of this Agreement. Except for the grant of voting and investment discretion to Blum Capital, such Blum Managed Account has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such shares of Parent Common Stock.

     Section 2.2     Authority Relative to this Agreement.

     Each of the Blum Limited Partnerships and Blum Capital has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Blum Limited Partnerships and Blum Capital and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate or other applicable actions on the part of such person necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by each of the Blum Limited Partnerships and Blum Capital and constitutes a legal, valid and binding obligation of such person, enforceable against such person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing
(regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 2.3     No Conflict.

                   (a) Neither the execution and delivery of this Agreement nor the consummation by such stockholder of the transactions contemplated hereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Blum Limited Partnership or Blum Capital, or by which the shares of Parent Common Stock owned by such stockholder are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the shares of Parent Common Stock owned by such stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such stockholder is a party or by which such stockholder or the shares of Parent Common Stock owned by such stockholder are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by such stockholder of its obligations under this Agreement.

                   (b)     The execution and delivery of this
Agreement by the Blum Limited Partnerships or Blum Capital does not, and the performance of this Agreement by such Blum Limited
Partnerships or Blum Capital will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by such person of its obligations under this Agreement.

                              ARTICLE 3

      COVENANTS OF THE BLUM LIMITED PARTNERSHIPS AND BLUM CAPITAL

     Section 3.1     No Inconsistent Agreements.

     Each of the Blum Limited Partnerships and Blum Capital hereby covenants and agrees that, except as contemplated by this Agreement or the Merger Agreement, it shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its shares of Parent Common Stock that is inconsistent with this Agreement.

      Section 3.2     Registration Rights Agreement.

     Blum Strategic Partners, L.P. and Blum Capital hereby covenant and agree to execute the Registration Rights Agreement, attached hereto as Exhibit A, on or prior to the Closing Date.

      Section 3.3     Transfer of Title.

     Each of the Blum Limited Partnerships and Blum Capital hereby covenants and agrees that, so long as this Agreement is in effect, it will not transfer or cause to be transferred record or beneficial ownership of any of the shares of Parent
Common Stock (including to its partners) owned by the Blum
Limited Partnerships or the Blum Managed Accounts, unless the transferee agrees in writing (which written agreement must be in form reasonably acceptable to Parent and enforceable by Parent) to be bound by the terms and conditions of this Agreement. The preceding sentence shall not apply to any disposition of Parent Common
Stock by a Blum Limited Partnership or a Blum Managed Account
(a) in accordance with Rule 144 pursuant to the Securities
Act of 1933, as such rule may be amended from time to time, or any successor rule or regulation, or (b) pursuant to a registration statement prepared in accordance with the Registration Rights Agreement, attached hereto as Exhibit A.

                              ARTICLE 4

                          COVENANTS OF PARENT

     Section 4.1 Other Agreements. Parent hereby covenants that it shall not amend, waive, forgive performance of or terminate any agreement it now has or hereafter enters into obligating one or more of its stockholders to vote, or pursuant to which one or more of its stockholders agrees to vote, in favor of the Merger, the Merger Agreement (as it may be amended from time to time), the transactions contemplated by the Merger Agreement and the issuance of Parent Common Stock upon conversion of the Bridge Preferred Stock and that it shall enforce any rights it has pursuant to any such agreement.

                              ARTICLE 5

                             TERMINATION

     Section 5.1     Termination.

     This Agreement shall terminate automatically upon the earlier of
(a) the later to occur of (x) the Effective Time and (y) the date on which Parent obtains the Parent Stockholder Approval and
(b) the valid termination of the Merger Agreement for any reason other than the failure to receive the approval of the Merger
Agreement by the stockholders of EG&G or Lear, as applicable, as the result of a breach of this Agreement by one or more of the Principal Target Stockholders.

    Section 5.2     Effect of Termination.

     In the event of the termination of this Agreement pursuant to
Section 5.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

                              ARTICLE 6

                            MISCELLANEOUS

    Section 6.1     Notices.

     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   If to Parent, to:

                         URS CORPORATION
                         100 California Street, Suite 500
                         San Francisco, CA  94111
                         Attention:  Kent P. Ainsworth
                         Telecopy No.: (415) 398-2621

                   with copies to:

                         COOLEY GODWARD LLP
                         One Maritime Plaza, 20th Floor
                         San Francisco, CA  94111-3580
                         Attention:  Samuel M. Livermore
                         Telecopy No.  (415) 951-3699

                    If to Blum, to:

                          BLUM STRATEGIC PARTNERS, L.P.
                          and/or Blum Capital Partners, L.P.
                          909 Montgomery Street
                          San Francisco, CA  94133
                          Attention:  Murray A. Indick
                          Telecopy No.  (415) 434-3130

                    with copies to:

                          WILMER, CUTLER & PICKERING
                           2445 M Street, N.W.
                           Washington, D.C.  20037
                           Attention:  Eric R. Markus
                           Telecopy No. (202) 663-6363

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

    Section 6.2     Entire Agreement.

     This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

    Section 6.3     Stockholder Capacity.

    Each of the Blum Limited Partnerships signs solely in its capacity as the record holder and beneficial owner of such shares of Parent Common Stock. Blum Capital signs solely in its capacity as the investment manager for the Blum Managed Accounts and, as to representations made about the shares of Parent Common Stock owned by the Blum Managed Accounts, such representations are limited to the knowledge of Blum Capital (other than the representation as to the record ownership of such shares and the representations as to Blum's authority to vote and dispose of such shares).

    Section 6.4     Specific Performance.

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a federal court sitting in the state of Delaware or a Delaware state court;
and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

    Section 6.5     Severability.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

    Section 6.6     Amendment.

     This Agreement may be amended only by a written instrument signed by each of the parties hereto.

    Section 6.7     Assignment.

     Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of each of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

    Section 6.8     Governing Law.

     This Agreement shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, in two or more counterparts, each of which shall be deemed to be an original and all of which collectively shall be deemed to be one and the same instrument, as of the date first written above.

PARENT                           URS CORPORATION
                                 By:_________________________________
                                     Kent P. Ainsworth, Executive Vice
                                     President, Chief Financial Officer
                                     and Secretary



BLUM STRATEGIC                    BLUM STRATEGIC PARTNERS, L.P.

                             By:  BLUM STRATEGIC GP, L.L.C.,
                                  its general partner


                             By:  _________________________________
                                   N. Colin Lind, Managing Member

BLUM CAPITAL                      BLUM CAPITAL PARTNERS, L.P.

                              By:  Richard C. Blum & Associates, Inc.,
                                   its general partner


                              By:  _________________________________
                                    N. Colin Lind, Managing Partner

BLUM LIMITED PARTNERSHIPS         BK CAPITAL PARTNERS IV, L.P.
                                  STINSON CAPITAL PARTNERS, L.P.
                                  STINSON CAPITAL PARTNERS II, L.P.
                                  STINSON CAPITAL PARTNERS III, L.P.

                              By:  Blum Capital Partners, L.P.,
                                   its general partner

                              By:  Richard C. Blum & Associates, Inc.,
                                   its general partner

                              By: ________________________________
                                   N. Colin Lind, Managing Partner

                                  STINSON CAPITAL FUND (CAYMAN), LTD.

                              By:  Blum Capital Partners, L.P.,
                                   its investment advisor

                              By:  Richard C. Blum & Associates, Inc.,
                                   its general partner

                              By: ___________________________________
                                   N. Colin Lind, Managing Partner


                             SCHEDULE I

Blum Limited Partnerships                 Common Stock of Parent

Blum Strategic Partners, L.P.                  5,845,104
BK Capital Partners IV, L.P.                     346,195
Stinson Capital Partners III, L.P.               151,400
Stinson Capital Partners II, L.P.                102,700
Stinson Capital Partners, L.P.                   452,398
Stinson Capital Fund (Cayman), Ltd.               34,267



                             SCHEDULE II

Managed Account                            Common Stock of Parent

The Common Fund                                  757,980
United Brotherhood of Carpenters                  11,500


                              EXHIBIT A
                      REGISTRATION RIGHTS AGREEMENT
                             See attached

                              EXHIBIT B
                MANAGEMENT RIGHTS AND STANDSTILL AGREEMENT
                             Not attached




                               EXHIBIT A


                       REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of July 16, 2002 by and among URS Corporation, a Delaware corporation (the "Corporation"), Blum Strategic Partners, L.P. ("Blum Strategic"), Blum Capital Partners, L.P. ("Blum Capital" and, together with Blum Strategic, "Blum") and Carlyle-EG&G, L.L.C. ("EG&G") and EG&G Technical Services Holdings, L.L.C. (the "Holder Representative" and together with EG&G, "Carlyle").

     WHEREAS, the Corporation and Affiliates of Blum were party to that certain Registration Rights Agreement dated February 21, 1990, and whereas the Corporation and Affiliates of Blum were parties to that certain Registration Rights Agreement dated June 9, 1999;

     WHEREAS, the Corporation and the Holder Representative are parties to an Agreement and Plan of Merger, dated as of July 16, 2002 pursuant to which the Corporation is issuing Common Stock and Series D Senior Convertible Participating Preferred Stock to Carlyle and other individuals;

     WHEREAS, in order to induce Carlyle to consummate the transactions contemplated by the Agreement and Plan of Merger, the Corporation and Blum have agreed to enter into this Agreement to provide the registration rights set forth in this Agreement for the benefit of Blum, Carlyle and their direct and indirect transferees;

     WHEREAS, the execution and delivery of this Agreement is a condition to Carlyle's obligations pursuant to the Agreement and Plan of Merger.

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, each of the Corporation, Blum and Carlyle (together "Parties") agree as follows:

    Section 1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

    Affiliate: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

    Blum Cutback Percentage:  50%.

    Blum Holders: Blum, any Affiliate of Blum or account for which Blum (or its Affiliates) has investment discretion which is a holder of Registrable Securities as of the date of this Agreement and any other person or entity to whom any of the foregoing may transfer the rights described in this Agreement.

    Business Day:  Each Monday, Tuesday, Wednesday, Thursday and
Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    Carlyle Cutback Percentage:  50%.

    Carlyle Holders:  Carlyle, the other holders of Registrable
Securities other than the Blum Holders and any other person or entity to whom any of the foregoing may transfer the rights described in this Agreement.

    Closing Date: The date of the Closing, as such term is defined in the Agreement and Plan of Merger.

    Common Stock: The common stock, par value $0.01 per share, of the Corporation or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation.

    Corporation: URS Corporation, a Delaware corporation, and any successor entity thereto.

    Cutback:  Cutback is defined below in Section 2(f).

    Distributee: Any person that is a member, stockholder or partner of any of the Holders or any person that is a member, stockholder or partner of a Distributee to which Registrable
Securities are transferred or distributed by a Holder or Distributee.

    Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

    Form S-1: Such form under the Securities Act in effect on the date hereof or such registration form under the Securities Act subsequently adopted by the SEC which replaces such form.

    Form S-3: Such form under the Securities Act in effect on the date hereof or such registration form under the Securities
Act subsequently adopted by the SEC which replaces such form.

    Form S-4: Such form under the Securities Act in effect on the date hereof or such registration form under the Securities
Act subsequently adopted by the SEC which replaces such form.

    Holder: Blum Holders, Carlyle Holders and each holder of any Registrable Securities, including an Affiliate, a Distributee or other successors, assigns and transferees of a Holder or a Holder that has received Registrable Securities pursuant to
Section 9(f) and agrees to be bound by the terms of this Agreement.

    NASD:  The National Association of Securities Dealers.

    NYSE:  The New York Stock Exchange.

    Person: Any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

    Prospectus: The prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

    Registrable Securities:  Registrable Securities include:
(a) 1,856,440 shares of Common Stock held through partnerships or managed accounts for which Blum Capital is the General Partner or Investment Advisor; (b) 5,845,104 shares of Common Stock issued to Blum upon conversion of all outstanding shares of Series B Exchangeable Convertible Preferred Stock issued under the Securities Purchase Agreement, dated June 9, 1999; (c) Common Stock issued pursuant to the Merger Agreement; (d) Common Stock issuable upon conversion of the Corporation's Series D Senior Convertible Participating Preferred Stock (the "Series D Preferred Stock");
(e) in the event such shares of Series D Preferred Stock are converted into Series E Senior Cumulative Convertible Participating Preferred Stock (the "Series E Preferred Stock"), such shares of Series E Preferred Stock; (f) Common Stock issuable upon conversion of the Series E Preferred Stock; and (g) any other securities issued or issuable with respect to any of the securities described in the foregoing clauses (a) through (f) upon any conversion or exchange thereof, by way of stock dividend or other distribution, stock split or reverse stock split of in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.

    As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (B) such securities shall have been distributed to the public in reliance upon Rule 144; (C) such securities shall have been acquired by the Corporation; or (D) such securities shall have been sold in a private transaction in which the transferor's rights under this Agreement were not assigned.

    Registration Expenses: All fees and expenses incident to the performance of or compliance with the provisions of this Agreement, whether or not any Registration Statement is filed or becomes effective, including without limitation, all (a) registration and filing fees (including without limitation, (i) fees with respect to filings required to be made with the NASD in connection with an underwritten offering, (ii) fees and expenses of compliance with state securities or blue sky laws and (iii) fees and other expenses associated with admitting for trading on the NYSE or any other applicable exchange or automated dealer system);
(b) printing expenses; (c) fees and disbursements of all independent certified public accountants (including, without limitation, the reasonable expenses of any special audit and "cold comfort" letters required by or incident to such performance); (d) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720 of the NASD Rules of Conduct; (e) fees and expenses of all attorneys, advisers, appraisers and other persons retained by the Corporation or any Subsidiary of the Corporation; (f) internal expenses of the Corporation and its Subsidiaries; (g) the expenses of any annual audit;
(h) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this agreement; (i) if any of the Blum Holders are selling Registrable Securities in such registration, the reasonable out-of-pocket expenses and, as to in-house counsel, allocated costs of the Blum Holders of Registrable Securities being registered in such registration incurred therewith including, without limitation, the reasonable fees and disbursements of not more than one outside counsel and one in-house counsel (who may be employed by an Affiliate of a Holder) for the Blum Holders chosen by the Blum Holders holding a majority of the Registrable Securities of Blum Holders to be included in such Registration Statement; and (j) if any of the Carlyle Holders are selling Registrable Securities in such registration, the reasonable out-of-pocket expenses and, as to in-house counsel, allocated costs of the Carlyle Holders of the Registrable Securities being registered in such registration incurred therewith including, without limitation, the reasonable fees and disbursements of not more than one outside counsel and one in-house counsel (who may be employed by an Affiliate of a Holder) for the Carlyle Holders chosen by the Carlyle Holders holding a majority of the Registrable Securities of Carlyle Holders to be included in such Registration Statement. "Registration Expenses" shall not include any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities, which such expenses shall be paid or borne by the Holders thereof, nor shall "Registration Expenses" include any fees or expenses incurred by or on behalf of any Holder who, without cause, either withdraws a request for registration or withdraws from a registration.

    Registration Statement: Any registration statement of the Corporation filed with the SEC pursuant to the Securities Act
(which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) that covers the resale of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

    Requesting Holder: Any Holder that initiates a request for registration hereunder.

    Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

    Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

    Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

    Rule 430A: Rule 430A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

    SEC: The Securities and Exchange Commission, or any successor governmental agency or authority thereto.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

    Special Registration: The registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to or by directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Corporation or its direct or indirect Subsidiaries, solely on Form S-8 or any successor form.

    Subsidiary: With respect to any Person, any corporation or Person, a majority of the outstanding voting stock or other equity interests of which is held, directly or indirectly, by that Person.

    Section 2.   Demand Registration.

            (a) Requests by Blum Holder. Subject to the provisions of Section 2(c)(ii), Blum Holders holding not less than 50% of the then-outstanding Registrable Securities held by all Blum Holders shall have the right to make written requests that the Corporation effect registrations under the Securities Act of all or part of the Registrable Securities of such Blum Holders, which requests shall specify the intended method of disposition thereof by such Blum Holders, including whether the registration requested is for an underwritten offering. For a registration to be underwritten, Requesting Holders holding not less than 50% of the Registrable Securities held by all Requesting Holders must so request. The Corporation shall not be required to effect more than four registrations under this Section 2(a).

            (b) Requests by Carlyle Holder. Subject to the provisions of Section 2(c)(ii), Carlyle Holders holding not less than 50% of the then-outstanding Registrable Securities held by all Carlyle Holders shall have the right to make written requests that the Corporation effect registrations under the Securities Act of all or part of the Registrable Securities of such Carlyle Holders, which requests shall specify the intended method of disposition thereof by such Carlyle Holders, including whether the registration requested is for an underwritten offering. For a registration to be underwritten, Requesting Holders holding not less than 50% of the Registrable Securities held by all Requesting Holders must so request. The Corporation shall not be required to effect more than three registrations under this Section 2(b).

            (c)    Obligation to Effect Registration.

                  (i) Within 10 business days after receipt by the Corporation of any request for registration pursuant to Section 2(a) or 2(b), the Corporation shall give written notice of such requested registration to all Holders, and as expeditiously as possible will use its best efforts to effect the registration under the Securities Act of:

                         (1)     the Registrable Securities which the
Corporation has been so requested to register pursuant to Section 2(a) or 2(b); and

                         (2)     all other Registrable Securities which the
Corporation has been requested to register by any other Holders thereof by written request given to the Corporation within 10 days after the Corporation has given such written notice.

                  (ii)     The Corporation's obligations under
Sections 2(a) and 2(b) shall be subject to the following limitations:

                         (1)     the Corporation shall not be required
to effect a registration during the period starting with the date of filing of, and ending on the date 180 days following the effective date of, the registration statement pertaining to a public offering by the Corporation so long as the Holders are permitted to register and sell in such offering all such Registrable Securities as they have requested be included in such offering without cutback under Section 2(f); provided, that, (i) the Corporation may not decline to register shares pursuant to this clause (1) more than once every two years (such time period to commence upon the expiration of the end of the 180-day period referred to above) and (ii) the Corporation may not decline to register shares pursuant to this clause (1) at any time prior to six (6) months after the date hereof unless the Corporation is effecting such registration in order to refinance the Bridge Loans (as defined in the Commitment Letters (as defined in the Merger Agreement)); and

                         (2)     the Corporation shall not be
required to effect a registration on Form S-1 if it has filed and has maintained an effective "shelf' Registration Statement on Form S-3 pursuant to Section 4(d) and such Form S-3 is effective and permitted to be used by the Requesting Holders to sell all of the Registrable Securities such Requesting Holders wish to sell.

            (d) Effective Registration Statement. A registration requested pursuant to Section 2(a) or 2(b) shall not be deemed to have been effected unless it is declared effective by the SEC and remains effective for the period specified in Section 5(b). Notwithstanding the preceding sentence, a registration requested pursuant to
Section 2(a) or 2(b) that does not become effective after the Corporation has filed a Registration Statement with respect thereto by reason of the refusal to proceed of the Requesting Holders without cause, or by reason of a request by a majority of the Requesting Holders participating in such registration that such registration be withdrawn, shall be deemed to have been effected by the Corporation at the request of such Requesting Holders.

            (e) Inclusion of Other Securities. Notwithstanding any other provision of this Section 2:

                   (i) The Corporation may, subject to the remainder of this Section 2(e) and subject to Section 2(f), elect to include in any Registration Statement made pursuant to Section 2(a) or 2(b), authorized but unissued shares of Common Stock or shares of Common Stock held as treasury stock; and

                   (ii) The Corporation shall not register securities (other than Registrable Securities) for sale for the account of any Person (other than the Corporation or the Holders) in any registration requested pursuant to Section 2(a) or 2(b).

           (f) Cutbacks and Allocation of Opportunity to Register Securities. If any Registration Statement made pursuant to Section 2(a) or 2(b) involves an underwritten offering and if the underwriter advises the Requesting Holder in writing that marketing factors require a limitation of the number of shares to be underwritten (a "Cutback"), then the Requesting Holder shall so advise the Corporation which shall advise all Holders of Registrable Securities which would otherwise be underwritten pursuant thereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof as follows: (i) the Blum Holders as a group shall be entitled to the Blum Cutback Percentage of the Registrable Securities actually sold in the offering and (ii) the Carlyle Holders as a group shall be entitled to sell the Carlyle Cutback Percentage of the Registrable Securities actually sold in the offering; provided, however, that, to the extent that the number of shares the Blum Holders or the Carlyle Holders, as a group, are entitled to register pursuant to this sentence exceeds the number that such group of holders actually seeks to register, then such excess shall be added to the number of shares that the Carlyle Holders or the Blum Holders, respectively, shall be entitled to register.

     Section 3.     Registration by the Corporation.

           (a) Procedure. If the Corporation at any time proposes to register any of its Common Stock under the Securities Act (other than a Registration on Form S-4 with respect to any merger, consolidation or acquisition, a demand registration pursuant to Section 2(a) or 2(b) or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it shall each such time give prompt written notice to all Holders of Registrable Securities.
Upon the written request of any Holder of Registrable Securities given to the Corporation within 10 business days after the Corporation has given any such notice, the Corporation will use its best efforts to effect the registration under the Securities Act of all Registrable Securities requested by the Holders thereof to be included registered, provided that:

                 (i)     if, at any time after giving written
notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Corporation shall determine for any reason not to register such securities, the Corporation may, at its election, give written notice of such determination to each Holder that was previously notified of such registration and, thereupon, shall not register any securities (including Registrable Securities) in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders to request that a registration be effected under
Section 2(a) or 2(b).

           (b) Cutbacks and Allocation of Opportunity to Register Securities. If any Registration Statement made pursuant to this
Section 3 involves an underwritten offering and if the underwriter advises the Corporation in writing that marketing factors require a Cutback, then the Corporation shall advise the Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof and the Corporation as follows:

                 (i)     The Corporation shall be entitled to
sell 80% of the Registrable Securities actually sold in the offering; and

                 (ii) The Requesting Holders shall be entitled to sell 20% of the Registrable Securities actually sold in the offering, allocated according to the Blum Cutback Percentage and the Carlyle Cutback Percentage; provided, however, that, to the extent that the number of shares the Blum Holders or the Carlyle Holders, as a group, are entitled to register pursuant to this sentence exceeds the number that such group of holders actually seeks to register, then such excess shall be added to the number of shares that the Carlyle Holders or the Blum Holders, respectively, shall be entitled to register.

           (c) No registration effected under this Section 3 shall relieve the Corporation of its obligation to effect registrations upon request under Section 2(a) or 2(b). If the offering by the Corporation is not underwritten, the Corporation shall not be obligated to cause any piggyback registration under this
Section 3 to be underwritten.

     Section 4.     Form S-3 Registrations.  In case the
Corporation shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Corporation effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities held by such Holder or Holders, the Corporation will:

           (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

           (b) as expeditiously as possible, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 10 days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 4:

                (i)     if Form S-3 is not available for such
offering by the Holders;

                (ii)     if the Holders, together with the
holders of any other securities of the Corporation entitled to inclusion in such registration, propose to sell Registrable
Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

                (iii)     if within 30 days of receipt of a
written request from any Holder or Holders pursuant to this
Section 4, the Corporation gives notice to such Holder or Holders of the Corporation's bona fide intention to make a public offering within 90 days; provided, that (i) the Corporation may only give such notice once in any 12-month period and (ii) the Corporation may not decline to register shares pursuant to this clause (iii) at any time prior to six (6) months after the date hereof unless the Corporation is effecting such registration in order to refinance the Bridge Loans (as defined in the Commitment Letters (as defined in the Merger Agreement));

               (iv) if the Corporation has, within the 90-day period preceding date of such request, effected a Corporation-initiated registration (other than a Special Registration); or

                (v) in any particular jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

           (c) Subject to the foregoing, the Corporation shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as expeditiously as possible after receipt of the request or requests of the Holders.

           (d) If requested and if the Corporation is eligible to file such Registration Statement on Form S-3, the Registration Statement filed under this Section 4 shall provide for the sale by the Holders thereof of the Registrable Securities from time to time on a delayed or a continuous basis under Rule 415 under the Securities Act.

           (e) Registrations effected pursuant to this Section 4 shall not be counted as demands for registration pursuant to Section 2 or registrations by the Corporation pursuant to Section 3; provided, however, that if such registration includes an underwritten offering, it shall constitute a separate "demand" registration for purposes of
Section 2(a) and 2(b).

     Section 5. Registration Procedures. The Corporation shall pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Agreement. If and whenever the Corporation is required to effect or use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2, 3 and 4, the Corporation shall:

          (a)     Furnish to the Holders and the managing
underwriters, if any, copies of all such documents proposed to be filed (excluding, unless requested, those documents incorporated or deemed to be incorporated by reference and then only to the Holder who so requested) and use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Holders may reasonably propose. The Corporation shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto (excluding any document that would be incorporated or deemed incorporated by reference) to which the Holder or the managing underwriters, if any, shall reasonably object in writing (by hand-delivery, courier guaranteeing overnight delivery or telecopy) within five Business Days after the receipt of such documents. Notwithstanding the foregoing, the Corporation shall not be required to furnish to the Holders or the managing underwriters, if any, any amendments or supplements to the Registration Statement or Prospectus filed solely to reflect changes to the Registrable Securities held by any particular Holder or immaterial revisions to the information contained therein.

         (b) Prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith and such other documents as may be necessary to keep such Registration Statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration
Statement or Prospectus, as so amended and supplemented, until the earlier of:

(i) 60 days after the effective date of such Registration Statement (720 days in the case of a Shelf Registration pursuant to Section 4(d)) or (ii) the consummation of the disposition by the Holders of all the Registrable Securities covered by such Registration Statement and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

        (c) Notify the Holders and the managing underwriters, if any, promptly and, if requested by any such person, confirm such notice in writing:

               (i)     (1) when a Prospectus or any Prospectus
supplement or post-effective amendment is proposed to be filed and (2) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

               (ii) of any written comments from the SEC with respect to any filing and of any request by the SEC or any other
Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto;

               (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Corporation of any notification with respect to the suspension of qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

                (v)     of the existence of any fact or the
happening of any event during the period of effectiveness that makes any statement of material fact made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                (vi)     of the determination by the Corporation
that a post-effective amendment to the Registration Statement will be filed with the SEC.

       (d) Use commercially reasonable efforts to obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

       (e) If requested by the Requesting Holders, or managing underwriters, if any, to:

               (i) promptly include in a Prospectus supplement or post-effective amendment such information as the Requesting
Holders or managing underwriters, if any, may reasonably request to be included therein; and

               (ii) make all required filings of such Prospectus supplement or such post-effective amendment as expeditiously as possible after the Corporation has received notification of the matters to be included in such Prospectus supplement or post-effective amendment.

       (f) Furnish to each Holder who so requests, and each managing underwriter, if any, without charge, at least one copy of the Registration Statement and each amendment thereto (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or any managing underwriter and then only to the person who so requested).

        (g) Deliver to each Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may request;
and, unless the Corporation shall have given notice to such Holder or underwriter pursuant to Section 5(c)(v) hereof, the Corporation hereby consents to the use of such Prospectus, and each amendment or supplement thereto, by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

        (h) Prior to any public offering of Registrable Securities, use all reasonable efforts to register or qualify, or cooperate with the Holders of Registrable Securities to be sold or tendered or the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things legally necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Corporation to any tax in any such jurisdiction where it is not then so subject.

              (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders and the managing underwriters, if any, to (1) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold (unless the same shall be in book-entry form), which certificates shall not bear any restrictive legends, unless required by applicable securities laws, shall bear a CUSIP number different from the CUSIP number for the Registrable Securities and shall be in a form eligible for deposit with the Depositary Trust Corporation, and (2) enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Registrable Securities.

       (j) Use best efforts to cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the Holder or managing underwriter, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Corporation shall not be required to register the Registrable Securities in any jurisdiction that would require the Corporation to qualify to do business in any jurisdiction where it is not then so qualified, subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Corporation to any tax in any such jurisdiction where it is not then so subject.

      (k)     Upon the occurrence of any event contemplated by
Section 5(c)(v) hereof, as expeditiously as possible, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, to provide a CUSIP number for the Registrable Securities to be sold pursuant to the Registration Statement.

     (m) Enter into such agreements (including any underwriting agreements in form, scope and substance as may be reasonably requested and as are customary in underwritten offerings) and take all such other appropriate actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in interest of the Registrable Securities being sold) in order to expedite or facilitate the sale of such Registrable
Securities, including, without limitation, reasonable participation of senior management in a "road show." In connection with any underwritten offering, the Corporation will:

             (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its Subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;

             (ii) obtain, as may reasonably be required, opinions of counsel to the Corporation (which may include in-house counsel) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such underwriters);

             (iii) obtain, as may reasonably be required, customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any Subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings;
and

             (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in interest of the Registrable Securities being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this
Section 5(m) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation;

    (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its Subsidiaries (other than records and documents that the Corporation and its Subsidiaries agreed contractually not to disclose and the disclosure of which would violate any such contractual agreement) as they may reasonably request, and cause the officers, directors, agents and employees of the Corporation and its Subsidiaries to supply all information (other than information that the Corporation and its Subsidiaries agreed contractually not to disclose and the disclosure of which would violate any such contractual agreement) in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement and as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties thereto by one counsel designated by and on behalf of such Holders and other parties.

       (o)     Use all reasonable efforts to cause any
Registrable Securities included in the registration, to the extent such Registrable Securities are not already so listed, to be admitted for trading on the NYSE (or such other exchange or automated trading system as shall be the primary trading system or exchange for the Common Stock).

       (p) Have the right, if the Board of Directors of the Corporation, in its good faith judgment, determines that any registration of shares of Common Stock should not be made or continued because it would materially interfere with any material financing, acquisition, corporation reorganization, merger, or other transaction involving the Corporation or any of its Subsidiaries, or would require premature disclosure of material non-public information (a "Valid Business Reason"): (i) to postpone filing a Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 180 days, and (ii) to cause any Registration Statement that has already been filed to be withdrawn and its effectiveness terminated or to postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 90 days (the "Postponement Period"); provided, however, that in no event shall the Corporation be permitted to postpone or withdraw a Registration Statement within 12 months after the expiration of the most recent Postponement Period.

       (q) Have the right to require each Holder of any Registrable Securities as to which any registration is being effected to furnish to the Corporation such information regarding such Holder and the distribution of such securities as the Corporation may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Corporation all information required to be disclosed in order to make the information previously furnished to the Corporation by such Holder not materially misleading. The Corporation agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Corporation, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.
By the acquisition of Registrable Securities, each Holder shall be deemed to have agreed that upon receipt of any notice from the Corporation pursuant to Section 5(c) or 5(p), such Holder will promptly discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder shall have received:
(i) in the case of Section 5(c), notice from the Corporation that such Registration Statement has been amended, and copies of the supplemented or amended Prospectus, as contemplated by Section 5(c)(i); or (ii) in the case of Section 5(p), the time period specified has elapsed or such Holder has received notice from the Corporation that the Postponement Period has been terminated. If so directed by the Corporation, each Holder will deliver to the Corporation
(at the Corporation's expense) all copies, other than permanent file copies, in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Corporation shall give any such notice, the period mentioned in Section 5(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
Section 5(c)(i).

     Section 6.      Indemnification.

       (a) The Corporation agrees to indemnify and hold harmless each Holder of Registrable Securities, such Holder's Affiliates, and their respective officers, directors, employees, representatives and agents and each Person, if any, who controls any Holder of Registrable Securities within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange
Act, against any and all loss, liability, claim or damage arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim or damage if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact (provided that the Corporation has delivered to such Holder, or otherwise given notice to such Holder of the existence of, such most recent Prospectus, as supplemented or amended). Any amounts advanced by the Corporation to an indemnified party pursuant to this Agreement shall be returned to the Corporation if it shall be finally determined in a judgment by a court of competent jurisdiction not subject to appeal, that such indemnified party was not entitled to indemnification.

      (b) In connection with the preparation of the Registration Statement in which a Holder of Registrable Securities is participating in furnishing information relating to such Holder of Registrable Securities to the Corporation for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, each such Holder agrees, severally and not jointly, to indemnify and hold harmless any other Holders of Registrable Securities, the Corporation, its Affiliates, officers, directors, employees representatives and agents and each Person, if any, who controls such other Holders or the Corporation within the meaning of either such Section, against any and all loss, liability, claim or damage described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement
(or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for
(a) the fees and expenses of more than one separate firm (in addition to any local counsel), for each of the Carlyle Holders and Blum Holders, and all Persons, if any, who control the Holders of Registrable Securities within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange
Act, collectively (unless representation of all Holders and such parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them), and
(b) the fees and expenses of more than one separate firm
(in addition to any local counsel), for the Corporation and each Person, if any, who controls the Corporation within the meaning of either such Section, and that all fees and expenses payable under (a) and (b) above shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders of Registrable Securities, and control persons of the Holders of Registrable Securities, such firm shall be designated by the Requesting Holders and shall be reasonably acceptable to the Corporation. In the case of any such separate firm for the Corporation and control persons of the Corporation, such firm shall be reasonably acceptable to the Holders of a majority in interest of the Registrable Securities. So long as it is participating in the defense of the indemnified party, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto).

     (d) If the indemnification to which an indemnified party is entitled under this Section 6 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Corporation on the one hand and the Holders of the Registrable Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Holder of the Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 6, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the amount actually received by such Holder for the Registrable Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     For purposes of this Section 6(d), each Person, if any, who controls any Holder of Registrable Securities within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each Person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Corporation.
No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled, compromised, or with respect to which the party requesting contribution consented to the entry of a judgment, without such party's written consent, which consent shall not be unreasonably withheld or delayed.

       (e) The Corporation may require as a condition to including the Registrable Securities in the Registration Statement, and to entering into any underwriting agreement with respect thereto, that the Corporation shall have received an undertaking from the Holder and such underwriter to comply with the provisions of this Section 6.

       (f) The agreements contained in this Section 6 shall survive the transfer or sale of the Registrable Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     Section 7.     Information Requirements.

       (a) The Corporation agrees that, if at any time the Corporation is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and use reasonable efforts to take such further reasonable action as any Holder of Registrable Securities may request in writing to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act (or any similar rule or regulation hereafter adopted by the SEC) and customarily taken in connection with sales pursuant to such exemptions, including, without limitation, making available adequate current public information within the meaning of paragraph (c)(2) of Rule 144 and delivering the information required by paragraph (d) of Rule 144A. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Corporation to register any of its securities under any section of the Exchange Act.

         (b) The Corporation shall file reports required to be filed by it under the Exchange Act and the rules of the NYSE or any other securities exchanges or markets on which the Common Stock is listed or quoted.

     Section 8. Underwritten Registration. If any of the Registrable Securities covered by a Registration Statement filed in connection with Sections 2(a) or 2(b) are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Requesting Holders, subject to the consent of the Corporation, which will not be unreasonably withheld or delayed. No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Requesting Holders; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as set forth in Sections 2(f) and 3(b) above.

     Section 9.     Miscellaneous.

        (a) No Inconsistent Agreements. The Corporation has not entered into or shall not enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.
The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Corporation's other issued and outstanding securities under any such agreements.

       (b) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Corporation with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Corporation with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the Parties with respect to such registration rights, including the Registration Rights Agreement dated February 21, 1990 and the Registration Rights Agreement dated June 9, 1999.

       (c)     No Adverse Action Affecting the Registrable
Securities. The Corporation will not take any action with respect to the Registrable Securities which would adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

       (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Corporation and Holders of (i) a majority in interest of Registrable Securities held by Blum Holders and (ii) a majority in interest of Registrable Securities held by Carlyle Holders, provided, however, that, for the purposes of this Agreement, Registrable Securities that are held, directly or indirectly, by either the Corporation or an Affiliate of the Corporation are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Registration Statement with respect to the offering of Registrable Securities pursuant to such Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in interest of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

      (e) Notices. All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one Business
Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

              (i)    If to the Corporation to:

                       URS Corporation
                       100 California Street, Suite 500
                       San Francisco, CA  94111
                       Facsimile No.  (415) 398-2621
                       Attention:  Kent P. Ainsworth

                  With a copy to:

                       Cooley Godward LLP
                       One Maritime Plaza, 20th Floor
                       San Francisco, CA 94111
                       Facsimile No. (415) 951-3699
                       Attention:  Samuel M. Livermore

               (ii)     If to Blum or a Blum Holder to:

                       Blum Capital Partners, L.P.
                       909 Montgomery Street
                       San Francisco, CA  94133
                       Facsimile No.  (415) 434-3130
                       Attention:  Murray A. Indick

                  With a copy to:

                       Wilmer, Cutler & Pickering
                       2445 M Street, N.W.
                       Washington, D.C.  20037
                       Facsimile No. (202) 663-6363
                       Attention:  Eric R. Markus

                (iii)     If to Carlyle or a Carlyle Holder to:

                       The Carlyle Group
                       1001 Pennsylvania Ave., N.W., Suite 200
                       Washington, D.C.  20004-2505
                       Facsimile No.  (202) 347-9250
                       Attention:  Joseph E. Lipscomb

                   With a copy to:

                       Latham & Watkins
                       555 11th Street, N.W.
                       Washington, D.C.  20004-1304
                       Facsimile No. (202) 637-2201
                       Attention:  Daniel T. Lennon

      (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors assign and transferees. Any Holder may assign its rights hereunder in whole or in part to an Affiliate or to a Distributee or to other successors, assigns and transferees of such Holder; provided that such Affiliate, Distributee or successor, assignee or transferee expressly agrees to be bound by this Agreement by written supplement. This Agreement shall survive any transfer of Registrable Securities to and shall inure to the benefit of each Holder and any Affiliate, Distributee or such other successors, assigns and transferees of such Holder.

      (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware without regard to principles of conflicts of law.

      (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

      (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

      (j) Specific Performance. The Corporation agrees that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by the Corporation would not be an adequate remedy; and (ii) the Holders shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which they may be entitled at law or in equity.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, in two or more counterparts, each of which shall be deemed to be an original and all of which collectively shall be deemed to be one and the same instrument, as of the date first written above.

CORPORATION:                         URS CORPORATION
                                  By:__________________________________
                                  Name:________________________________
                                 Title:________________________________



BLUM:                                 BLUM STRATEGIC PARTNERS, L.P.
                                 By:  BLUM STRATEGIC GP, L.L.C.,
                                       its general partner


                                 By:_____________________________
                                    N. Colin Lind, Managing Member


                                     BLUM CAPITAL PARTNERS, L.P.
                                By:  Richard C. Blum & Associates, Inc.,
                                      its general partner


                                By:_____________________________
                                   N. Colin Lind, Managing Partner



CARLYLE:                              CARLYLE-EG&G, L.L.C.
                                   By:_________________________________
                                 Name:_______________________________
                                Title:________________________________


                                       EG&G TECHNICAL SERVICES
                                        HOLDINGS, L.L.C.

                                  By:_________________________________
                                Name:_______________________________
                               Title:________________________________

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